EXHIBIT 3.2

                          AMENDED AND RESTATED BYLAWS

                                      OF

                                  AMGEN INC.

                     (AS AMENDED THROUGH FEBRUARY 2, 1998)


                                     INDEX


                                                               Page

     ARTICLE I           Offices                                 1

          Section 1.  Registered Office                          1

          Section 2.  Other Offices                              1

     ARTICLE II          Corporate Seal                          1

          Section 3.  Corporate Seal                             1

     ARTICLE III         Stockholders' Meetings                  1

          Section 4.  Place of Meetings                          1

          Section 5.  Annual Meeting                             1

          Section 6.  Special Meetings                           1

          Section 7.  Notice of Meetings                         2

          Section 8.  Quorum                                     2

          Section 9.  Adjournment and Notice of Adjourned
                     Meetings                                    2

          Section 10. Voting Rights                              3

          Section 11. Joint Owners of Stock                      3

          Section 12. List of Stockholders                       3

          Section 13. No Action Without Meeting                  3

          Section 14. Organization                               4

          Section 15. Notifications of Nominations and
                     Proposed Business                           4

     ARTICLE IV          Directors                               5

          Section 16. Number                                     5

          Section 17. Classes of Directors                       5

          Section 18. Newly Created Directorships and
                      Vacancies                                  5

          Section 19. Powers                                     5

          Section 20. Resignation                                6

          Section 21. Removal                                    6

          Section 22. Meetings                                   6

               (a)  Annual Meetings                              6

               (b)  Regular Meetings                             6

               (c)  Special Meetings                             6

               (d)  Telephone Meetings                           6

               (e)  Notice of Meetings                           7

               (f)  Waiver of Notice                             7

          Section 23. Quorum and Voting                          7

               (a)  Quorum                                       7

               (b)  Majority Vote                                7

          Section 24. Action without Meeting                     7

          Section 25. Fees and Compensation                      7

          Section 26. Committees                                 8

               (a)  Executive Committee                          8

               (b)  Other Committees                             8

               (c)  Term                                         8

               (d)  Meetings                                     9


          Section 27. Organization                               9

     ARTICLE V      Officers                                     9

          Section 28. Officers Designated                        9

          Section 29. Tenure and Duties of Officers             10

               (a)  General                                     10

               (b)  Duties of Chairman of the Board             10

               (c)  Duties of Chief Executive Officer           10

               (d)  Duties of President and Chief Operating
                    Officer                                     10

               (e)  Duties of Vice Presidents                   10

               (f)  Duties of Chief Financial Officer           11

               (g)  Duties of Secretary                         11

          Section 30. Resignations                              11

          Section 31. Removal                                   11

          Section 32. Compensation                              12

     ARTICLE VI     Execution of Corporate Instruments
                     and Voting of Securities Owned by
                    the Corporation                             12

          Section 33. Execution of Corporate Instruments        12

          Section 34. Voting of Securities Owned by the
                      Corporation                               12

     ARTICLE VII     Shares of Stock                            12

          Section 35. Form and Execution of
                      Certificates                              13

          Section 36. Lost Certificates                         13

          Section 37. Transfers                                 13

          Section 38. Fixing Record Dates                       13

          Section 39. Registered Stockholders                   14

          Section 40. Issuance, Transfer and Resignation of
                      Shares                                    14

     ARTICLE VIII   Other Securities of the Corporation         14

          Section 41. Execution of Other Securities             14

     ARTICLE IX     Dividends                                   15

          Section 42. Declaration of Dividends                  15

          Section 43. Dividend Reserve                          15

     ARTICLE X      Fiscal Year                                 15

          Section 44. Fiscal Year                               15

     ARTICLE XI     Indemnification of Directors, Officers,
                    Employees and Other Agents                  15

          Section 45.  Indemnification of Directors,Officers,
                       Employees and Other Agents               15

               (a)  Directors and Officers                      15

               (b)  Other Employees and Other Agents            16

               (c)  Expenses                                    16

               (d)  Enforcement                                 16

               (e)  Non-Exclusivity of Rights                   17

               (f)  Survival of Rights                          17

               (g)  Insurance                                   17

               (h)  Amendments                                  17

               (i)  Savings Clause                              18

               (j)  Certain Definitions                         18

     ARTICLE XII    Notices                                     19

          Section 46. Notices                                   19

               (a)  Notice to Stockholders                      19

               (b)  Notice to Directors                         19

               (c)  Address Unknown                             19

               (d)  Affidavit of Mailing                        19

               (e)  Time Notices Deemed Given                   19

               (f)  Methods of Notice                           19

               (g)  Failure to Receive Notice                   20

               (h)  Notice to Person with Whom
                    Communication Is Unlawful                   20

     ARTICLE XIII   Amendments                                  20

          Section 47. Amendments                                20

     ARTICLE XIV    Loans of Officers and Others                20

          Section 48. Certain Corporate Loans and
                      Guaranties                                20

                                   ARTICLE I

                                    Offices

          Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Dover, County of Kent. (Del. Code Ann., tit. 8, Sec. 131)

          Section 2. Other Offices. The corporation also shall have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and also may have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require. (Del. Code Ann., tit. 8, Sec. 122(8))

                                  ARTICLE II

                                Corporate Seal

          Section 3. Corporate Seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, "Corporate Seal-Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. (Del. Code Ann., tit. 8, Sec. 122(3))

                                  ARTICLE III

                            Stockholders' Meetings

          Section 4. Place of Meetings. Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the corporation required to be maintained pursuant to
     Section 2 hereof.  (Del. Code Ann., tit. 8, Sec. 211(a))

          Section 5. Annual Meeting. The annual meeting of the stockholders of the corporation shall be held on any date and time which may from time to time be designated by the Board of Directors. At such annual meeting, directors shall be elected and any other business may be transacted that may properly come before the meeting. (Del. Code Ann., tit. 8, Sec. 211(b))

          Section 6. Special Meetings. Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by the Chairman of the Board of Directors ("Chairman of the Board"), the Chief Executive Officer, the President, or the Board of Directors at any time. Upon written request of any stockholder or stockholders holding in the aggregate 20% or more of the voting power of all stockholders delivered in person or sent by registered mail to the Chief Executive Officer, the President or Secretary, the Secretary shall call a special meeting of stockholders to be held at the office of the corporation required to be maintained pursuant to
     Section 2 hereof, or at such other place as may be designated by the Secretary, at such time as the Secretary may fix, such meeting to be held not less than ten (10) nor more than sixty (60) days after the receipt of such request, and if the Secretary shall neglect or refuse to call such meeting, within seven (7) days after the receipt of such request, the stockholder making such request may do so. (Del. Code Ann., tit. 8, Sec. 211(d))

          Section 7. Notice of Meetings. Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date and hour and purpose or purposes of the meeting. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. (Del. Code Ann., tit. 8, Secs. 222, 229)

          Section 8. Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Any shares, the voting of which at said meeting has been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at such meeting. In the absence of a quorum any meeting of stockholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the voting power represented at any meeting at which a quorum is present shall be valid and binding upon the corporation. (Del. Code Ann., tit. 8, Sec. 216)

          Section 9.     Adjournment and Notice of Adjourned Meetings.
     Any meeting of stockholders, whether annual or special, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are present either in person or by proxy. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. (Del. Code Ann., tit. 8, Sec. 222(c))

          Section 10. Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary at or before the meeting at which it is to be used. An agent so appointed need not be a stockholder. No proxy shall be voted on after three (3) years from its date of creation unless the proxy provides for a longer period. All elections of Directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation. (Del. Code Ann., tit. 8, Secs. 211(e), 212(b))

          Section 11. Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two
     (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnishedwith a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the General Corporation Law of Delaware, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of this subsection (c) shall be a majority or even-split in interest. (Del. Code Ann., tit. 8, Sec. 217(b))

          Section 12. List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present. (Del. Code Ann., tit. 8, Sec. 219(a))

          Section 13. No Action Without Meeting. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

          Section 14. Organization. At every meeting of stockholders, the Chairman of the Board, or, if the Chairman of the Board is absent, the Chief Executive Officer, or, if the Chief Executive Officer is absent, the President, or, if the President is absent, the most senior Vice President present, or in the absence of any such officer, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the Chief Executive Officer, shall act as secretary of the meeting.

          Section 15.    Notifications of Nominations and Proposed
     Business.   Subject to the rights of holders of any class or series
     of stock having a preference over the Common Stock as to dividends or upon liquidation,

               (x)  nominations for the election of directors, and

               (y) business proposed to be brought before any stockholder meeting, may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any such stockholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting, or both, only if such stockholder has given timely notice in proper written form of his intent to make such nomination or nominations or to propose such business. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the corporation not later than 90 days prior to such meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the date on which such notice of the date of such meeting was mailed or such public disclosure was made. To be in proper written form, a stockholder's notice to the Secretary shall set forth:

          (a) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

          (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

          (c) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

          (d) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors; and

          (e) if applicable, the consent of each nominee to serve as director of the corporation if so elected.

     The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

                                  ARTICLE IV

                                   Directors

          Section 16. Number. The authorized number of directors of the corporation shall be fixed from time to time by the Board of Directors. The number of directors presently authorized is nine. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws. (Del. Code Ann., tit. 8, Secs. 141(b), 211(b), (c))

          Section 17. Classes of Directors. The Board of Directors shall be divided into three classes: Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected. Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. (Del. Code Ann., tit. 8, Sec. 141(d))

          Section 18. Newly Created Directorships and Vacancies. In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal in number as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office (and not by stockholders), even though less than a quorum of the authorized Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successors shall have been elected and qualified.

          Section 19. Powers. The powers of the corporation shall be exercised, its business conducted and its property controlledby the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation (Del. Code Ann., tit. 8, Sec. 141(a))

          Section 20. Resignation. Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified. (Del. Code Ann., tit. 8, Secs. 141(b), 223(d))

          Section 21. Removal. At a special meeting of stockholders called for the purpose in the manner hereinabove provided, the Board of Directors, or any individual director, may be removed from office,
     (a) with cause, and one or more new directors may be elected, by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of Directors or (b), without cause, by a vote of stockholders holding at least 66.67% of the outstanding shares entitled to vote at an election of directors. (Del. Code Ann., tit. 8, Sec. 141(k))

          Section 22.    Meetings.

               (a) Annual Meetings. The annual meeting of the Board of Directors shall be held on the date of the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

               (b) Regular Meetings. Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the office of the corporation required to be maintained pursuant to
     Section 2 hereof. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors also may be held at any place within or without the State of Delaware which has been designated by resolution of the Board of Directors or the written consent of all Directors. (Del. Code Ann., tit. 8, Sec. 141(g))

               (c) Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer, the President or a majority of the Directors. (Del. Code Ann., tit. 8, Sec. 141(g))

               (d) Telephone Meetings. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. (Del. Code Ann., tit. 8, Sec. 141(i))

               (e) Notice of Meetings. Written notice of the time and place of all regular and special meetings of the Board of Directors shall be given at least one (1) day before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. (Del. Code Ann., tit. 8, Sec. 229)

               (f) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the Directors not present sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. (Del. Code Ann., tit. 8, Sec. 229)

          Section 23.    Quorum and Voting.

               (a) Quorum. Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the exact number of Directors fixed from time to time in accordance with Section 16 of these Bylaws, but not less than one (1); provided, however, at any meeting whether a quorum is present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting. (Del. Code Ann., tit. 8, Sec. 141(b))

               (b) Majority Vote. At each meeting of the Board of Directors at which a quorum is present all questions and business shall be determined by a vote of a majority of the Directors present, unless a different vote is required by law, the Certificate of Incorporation or these Bylaws. (Del. Code Ann., tit. 8, Sec. 141(b))

          Section 24. Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. (Del. Code Ann., tit. 8, Sec. 141(f))

          Section 25. Fees and Compensation. Directors shall not receive any stated salary for their services as Directors, but by resolution of the Board of Directors a fixed fee, with or without expense of attendance, may be allowed for serving on the Board of Directors and/or attendance at each meeting and at each meeting of any committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, consultant, employee, or otherwise and receiving compensation therefor. (Del. Code Ann., tit. 8, Sec. 141(h))

          Section 26.    Committees.

               (a) Executive Committee. The Board of Directors may by resolution passed by a majority of the whole Board of Directors, appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and specifically granted by the Board of Directors, shall have and may exercise when the Board of Directors is not in session all powers of the Board of Directors in the management of the business and affairs of the corporation, including, without limitation, the power and authority to declare a dividend or to authorize the issuance of stock, except such committee shall not have the power or authority to amend the Certificate of Incorporation (except that the committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided by law, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, to recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution or to amend these Bylaws. (Del. Code Ann., tit. 8, Sec. 141(c))

               (b) Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors, and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall such committee have the powers denied to the Executive Committee in these Bylaws. (Del. Code Ann., tit. 8, Sec. 141(c))

               (c) Term. Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member's term on the Board of Directors. The Board of Directors, subject to the provisions of subsections (a) or (b) of this Section 26, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. (Del. Code Ann., tit. 8, Sec. 141(c))

               (d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 26 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at the principal office of the corporation required to be maintained pursuant to Section 2 hereof, or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee. (Del. Code Ann., tit. 8, Secs. 141(c), 229)

          Section 27. Organization. At every meeting of the directors, the Chairman of the Board, or, if the Chairman of the Board is absent, the Chief Executive Officer, or if the Chief Executive Officer is absent, the President, or if the President is absent, the most senior Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, an Assistant Secretary directed to do so by the Chief Executive Officer, shall act as secretary of the meeting.

                                   ARTICLE V

                                   Officers

          Section 28. Officers Designated. The officers of the corporation shall be the Chairman of the Board, the Chief Executive Officer, the President and Chief Operating Officer, one or more Vice Presidents, the Chief Financial Officer and the Secretary, all of whom shall be elected at the annual meeting of the Board of Directors. The Board of Directors also may appoint such other officers and agents with such powers and duties as it shall deem necessary. The order of the seniority of the Vice Presidents shall be in the order of their nomination, unless otherwise determined by the Board of Directors. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

          Section 29.    Tenure and Duties of Officers.

               (a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

               (b) Duties of Chairman of the Board. The Chairman of the Board, subject to the control of the Board of Directors, shall perform such duties and functions as are necessary to further the strategic direction of the corporation. Unless the Board of Directors designates another person, the Chairman of the Board shall preside at all meetings of the stockholders, the Board of Directors and of the Executive Committee.

               (c) Duties of Chief Executive Officer. The Chief Executive Officer, at the request of the Chairman of the Board or upon his absence or disability, or in the event of a vacancy in the office of Chairman of the Board, shall exercise all the powers of Chairman of the Board as provided in Subsection 29(b). The Chief Executive Officer shall, subject to the control of the Board of Directors, exercise general management and supervision over the property, affairs and business of the corporation and shall authorize officers of the corporation, other than the Chairman of the Board, to exercise such powers as he, in his discretion, may deem to be in the best interests of the corporation. The Chief Executive Officer shall in general perform all duties incident to general management and supervision of the corporation and such other duties as the Board of Directors shall designate from time to time.

               (d) Duties of President and Chief Operating Officer. The President and Chief Operating Officer, at the request of the Chief Executive Officer or upon his absence or disability, or in the event of a vacancy in the office of Chief Executive Officer, shall exercise all the powers of Chief Executive Officer as provided in Subsection 29(c). The President and Chief Operating Officer shall, subject to the control of the Chief Executive Officer and the Board of Directors, exercise general management and supervision over the operating functions of the corporation, and shall authorize officers of the corporation, other than the Chairman of the Board and the Chief Executive Officer, to exercise such powers with respect to the operating function of the corporation as he, in his discretion, may deem to be in the best interests of the corporation. The President and Chief Operating Officer shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

               (e) Duties of Vice Presidents. The Vice Presidents, in the order of their seniority, may assume and perform the duties of the President and Chief Operating Officer in the absence or disability of the Chief Executive Officer and the President and Chief Operating Officer or whenever the offices of Chief Operating Officer and President and Chief Operating Officer are vacant. The Vice Presidents shall perform other duties commonly incident to their office and also shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, or the President and Chief Operating Officer shall designate from time to time.

               (f) Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner, and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and also shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time. The Chief Executive Officer may direct any Assistant Chief Financial Officer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Assistant Chief Financial Officer shall perform other duties commonly incident to his office and also shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

               (g) Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors, and shall record all acts and proceedings thereof in the minute books of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders, and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and also shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Chief Executive Officer may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and also shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

          Section 30. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. (Del. Code Ann., tit. 8, Sec. 142(b))

          Section 31. Removal. Any officer may be removed from office at any time, with or without cause, by the vote or written consent of a majority of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

          Section 32. Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the corporation.

                                  ARTICLE VI

                 Execution of Corporate Instruments and Voting
                    of Securities Owned by the Corporation

          Section 33. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation. (Del. Code Ann., tit. 8, Secs. 103(a), 142(a), 158)

                    Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board, or the Chief Executive Officer, or the President or any Vice President, and by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors. (Del. Code Ann., tit. 8, Secs. 103(a), 142(a), 158)

                    All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do. (Del. Code Ann., tit. 8, Secs. 103(a), 142(a), 158)

          Section 34. Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized to do so by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President. (Del. Code Ann., tit. 8, Sec. 123)

                                  ARTICLE VII

                                Shares of Stock

          Section 35. Form and Execution of Certificates. The shares of the corporation shall be represented by certificates, provided that the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman of the Board or any vice-chairman of the Board of Directors, or the Chief Executive Officer, or the President or any Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation representing the number of shares registered in certificate form.
     Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. (Del. Code Ann., tit. 8, Sec. 158)

          Section 36. Lost Certificates. The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, and the corporation may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. (Del. Code Ann., tit. 8, Sec. 167)

          Section 37. Transfers. Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares. (Del. Code Ann., tit. 6, Sec. 8-401(1))

          Section 38. Fixing Record Dates. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. (Del. Code Ann., tit. 8, Sec. 213)

          Section 39. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware. (Del. Code Ann., tit. 8, Secs. 213(a), 219)

          Section 40. Issuance, Transfer and Resignation of Shares. The Board of Directors may make such rules and regulations, not inconsistent with law or with these Bylaws, as it may deem advisable concerning the issuance, transfer and registration of certificates for shares of the capital stock of the corporation. The Board of Directors may appoint a transfer agent or registrar of transfers, or both, and may require all certificates for shares of the corporation to bear the signature of either or both.

                                 ARTICLE VIII

                      Other Securities of the Corporation

          Section 41. Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates, may be signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

                                  ARTICLE IX

                                   Dividends

          Section 42. Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. (Del. Code Ann., tit. 8, Secs. 170, 173)

          Section 43. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created. (Del. Code Ann., tit. 8, Sec. 171)

                                   ARTICLE X

                                  Fiscal Year

          Section 44.    Fiscal Year.  Unless otherwise fixed by
     resolution of the Board of Directors, effective as of January 1, 1992, the fiscal year of the corporation shall end on the 31st day of the month of December in each calendar year.

                                  ARTICLE XI

                    Indemnification of Directors, Officers
                          Employees and Other Agents

          Section 45.     Indemnification of Directors, Officers,
     Employees and Other Agents.

               (a) Directors and Officers. The corporation shall indemnify its directors and officers to the full extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment); provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation or (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law, or (iv) such indemnification is required to be made under subsection (d) of this Article XI.

               (b) Other Employees and Other Agents. The corporation shall have the power to indemnify its other employees and other agents as set forth in the Delaware General Corporation Law.

               (c) Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of any such proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of any undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

               Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (d) of this Bylaw, no advance shall be made by the corporation to an officer of the corporation in any action, suit or proceeding, whether civil, criminal, administrative or investigate, if a determination is reasonably and promptly made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion that, the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not reasonably believe to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, such person believed or had reasonable cause to believe his conduct was unlawful, except by reason of the fact that such officer is or was a director of the corporation or is or was serving at the request of the corporation as a director of another corporation, joint venture, trust or other enterprise in which event this paragraph shall not apply.

               (d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer who serves in such capacity at any time while this Bylaw and other relevant provisions of the Delaware General Corporation Law and other applicable law, if any, are in effect. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation or is or was serving at the request of the corporation as a director of another corporation, partnership, joint venture, trust or other enterprise) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not reasonably believe to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person believed or had reasonable cause to believe his conduct was unlawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.

               (e) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, as provided by law.

               (f) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               (g) Insurance. To the fullest extent permitted by the Delaware General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

               (h) Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this

     Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

               (i) Savings Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent permitted by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

               (j) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

                    (i) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

                    (ii) The term "expenses" shall be broadly construed
               and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

                    (iii) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                    (iv) References to a "director," "officer,"
               "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                    (v) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.

                                  ARTICLE XII

                                    Notices

          Section 46.    Notices.

               (a) Notice to Stockholders. Whenever under any provisions of these Bylaws notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the corporation or its transfer agent. (Del. Code Ann., tit. 8, Sec. 222)

               (b) Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection (a), or by telegram, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

               (c) Address Unknown. If no address of a stockholder or director be known, notice may be sent to the office of the corporation required to be maintained pursuant to Section 2 hereof.

               (d) Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained. (Del. Code Ann., tit. 8, Sec.
     222)

               (e) Time Notices Deemed Given. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing and all notices given by telegram shall be deemed to have been given as at the sending time recorded by the telegraph company transmitting the notices.

               (f) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

               (g) Failure to Receive Notice. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

               (h) Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
     (Del. Code Ann., tit. 8, Sec. 230)

                                 ARTICLE XIII

                                  Amendments

          Section 47. Amendments. These Bylaws may be repealed, altered or amended or new Bylaws adopted by the stockholders. The Board of Directors also shall have the authority, if such authority is conferred upon the Board of Directors by the Certificate of Incorporation, to repeal, alter or amend these Bylaws or adopt new Bylaws (including, without limitation, the amendment of any Bylaw setting forth the number of directors who shall constitute the whole Board of Directors) subject to the power of the stockholders to change or repeal such Bylaws and provided that the Board of Directors shall not make or alter any Bylaws fixing the qualifications, classifications, term of office or compensation of directors. (Del. Code Ann., tit. 8, Sec. 109(a), 122(6))

                                  ARTICLE XIV

                         Loans of Officers and Others

          Section 48. Certain Corporate Loans and Guaranties. The corporation may make loans of money or property to, or guarantee the obligations of, or otherwise assist any officer or other employee who is a director of the corporation or its parent or any subsidiary, or adopt an employee benefit plan or plans authorizing such loans or guaranties, upon the approval of the Board of Directors alone if the Board of Directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the corporation.